UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

___________________

Tops Holding II Corporation

(Exact name of registrant as specified in its charter)

___________________

Delaware (State or other jurisdiction of incorporation or organization)	333-191029 (Commission File Number)	46-2733709 (I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York (Address of principal executive offices)		14221 (Zip Code)

Registrant’s telephone number, including area code:  (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On July 24, 2017, Tops Holding LLC and Tops Markets II Corporation (the “Issuers”) issued a press release announcing (i) the results, as of the early deadline, for their previously announced exchange offer (the “Exchange Offer”) to certain eligible holders to exchange any and all 8.750%/9.500% senior notes due 2018 issued by Tops Holding II Corporation for a combination of 9.000% senior amortizing notes due 2021 issued by the Issuers and cash consideration and (ii) that the Issuers had extended the deadline to receive the total exchange consideration in the Exchange Offer to the expiration date for the Exchange Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING II CORPORATION

Date:  July 24, 2017

By:	/s/ David M. Langless
David M. Langless
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 24, 2017.